Exhibit 99.1

Horizon Pharma plc Reports Record Fourth-Quarter and Full-Year 2018 Net Sales

Driven by Orphan and Rheumatology Segment;

Announces Full-Year 2019 Guidance

— Fourth-Quarter 2018 Net Sales Increased 30 Percent to $355.5 Million

Driven by 33 Percent Growth in Orphan and Rheumatology Segment;

Fourth-Quarter 2018 GAAP Net Income of $87.6 Million; Adjusted EBITDA of $151.1 Million —

— Full-Year 2018 Net Sales Increased 14 Percent to $1.21 Billion

Driven by 22 Percent Growth in Orphan and Rheumatology Segment;

Full-Year 2018 GAAP Net Loss of $74.2 Million; Adjusted EBITDA of $451.4 Million —

— Full-Year Orphan and Rheumatology Segment Net Sales of $831.5 Million Representing

Approximately 70 Percent of Total Company Full Year Net Sales;

Segment Operating Income of $290.0 Million —

— Full-Year 2018 KRYSTEXXA ® Net Sales Growth of 65 Percent;

Plan to Initiate KRYSTEXXA Trial in Kidney Transplant Patients in 2019 —

— Full-Year 2019 Net Sales Guidance of $1.23 Billion to $1.25 Billion;

Full-Year 2019 Adjusted EBITDA Guidance of $440 Million to $455 Million, Reflecting Investment

in Potential U.S. Launch of Teprotumumab and Continued R&D Pipeline Programs

to Drive Long-Term Growth —

— Teprotumumab Phase 3 Trial Data Read-Out Expected by End of Q1 2019; If Approved,

Teprotumumab Would Be First and Only Approved Treatment for Thyroid Eye Disease —

DUBLIN, IRELAND – Feb. 27, 2019 – Horizon Pharma plc (Nasdaq: HZNP) today announced its fourth-quarter and full-year 2018 financial results and provided its full-year 2019 net sales and adjusted EBITDA guidance.

“2018 was a year of exceptional progress – in addition to generating total company net sales growth of 14 percent, we executed on our strategic objectives – advancing our pipeline and driving net sales growth of KRYSTEXXA, which increased 65 percent,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “We enrolled the Phase 3 trial of our biologic candidate teprotumumab well ahead of schedule and are now expecting top-line data by the end of the first quarter.

“We are building on the momentum we established in 2018 and expect continued strong commercial execution across our operating segments,” continued Walbert. “We plan to submit our biologics license application for teprotumumab in mid-2019 if the clinical data is positive and expect to initiate two important clinical trials for KRYSTEXXA, with the MIRROR trial initiating in the second quarter and a new study in kidney transplant patients with uncontrolled gout beginning in the second half of 2019.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q4 18	Q4 17	% Change	FY 18	FY 17	% Change
Net sales	$355.5	$274.2	30	$1,207.6	$1,056.2	14
Net income (loss)	87.6	(38.2)	NM	(74.2)	(401.6)	82
Non-GAAP net income	116.8	48.4	141	314.7	194.8	62
Adjusted EBITDA	151.1	102.7	47	451.4	389.7	16
Earnings (loss) per share—diluted	$0.50	$(0.23)	NM	$(0.45)	$(2.46)	82
Non-GAAP earnings per share—diluted	0.67	0.29	131	1.83	1.18	55

Fourth-Quarter and Recent Company Highlights

•

Accelerated Teprotumumab Phase 3 Top-Line Data Read-Out Timeline: The Company announced in January that it expects top-line data results for its pivotal teprotumumab Phase 3 confirmatory trial, OPTIC (Treatment of Graves’ Orbitopathy (Thyroid Eye Disease) to Reduce Proptosis with Teprotumumab Infusions in a Randomized, Placebo-Controlled, Clinical Study), by the end of first quarter of 2019. This is accelerated from the initial second quarter of 2019 timeline, and the Company is tracking to a mid-2019 biologics license application (BLA) submission.

Teprotumumab is a fully human monoclonal antibody insulin-like growth factor-1 receptor (IGF-1R) inhibitor in Phase 3 development for the treatment of thyroid eye disease (TED), in which the muscles and fatty tissue behind the eye expand and become inflamed, which can lead to proptosis (eye bulging) and diplopia (double vision) as well as quality-of-life issues.

•

Phase 2 Teprotumumab Data Presented at American Thyroid Association (ATA) and American Academy of Ophthalmology (AAO) Meetings: Additional data for the pivotal Phase 2 teprotumumab trial presented at ATA and AAO demonstrated durability of the Phase 2 trial 48 weeks following the end of the treatment period (Week 24) and nearly a year off therapy. At Week 24, 71.4 percent (30 of 42) of patients responded with reductions of ≥2mm in proptosis and 61.9 percent of patients (26 of 42) responded with improvement of at least one grade in diplopia, both of which are considered a clinically meaningful change. At Week 72, 48 weeks following the study completion and nearly a year off therapy, 53.3 percent of the Week 24 proptosis responders maintained the reductions and 69.2 percent of patients with diplopia improvement maintained the benefit. These results demonstrate that teprotumumab has the potential to be the first and only disease-modifying therapy for thyroid eye disease.

•

New KRYSTEXXA Study in Kidney Transplant Patients with Uncontrolled Gout: The Company is announcing today that it plans to initiate a clinical trial in the second half of 2019 evaluating the effect of KRYSTEXXA, the Company’s medicine for uncontrolled gout, on serum uric acid levels in kidney transplant patients with uncontrolled gout (uncontrolled gout is chronic gout that is refractory to conventional therapies). Kidney transplant patients have more than a tenfold increase in the prevalence of gout when compared to the general population, and literature suggests that high serum uric acid levels are associated with organ rejection. Managing uncontrolled gout is one of the most common and significant unmet needs of kidney transplant patients.

•

New KRYSTEXXA Immunomodulation Data Presented at American College of Rheumatology/Association of Rheumatology Health Professionals (ACR) Meeting: At the October 2018 ACR meeting, external investigators shared results from a case series of nine sequential patients with uncontrolled gout, evaluating the administration of KRYSTEXXA with the immunomodulator methotrexate to improve the durability of KRYSTEXXA response. The study stated that of the nine patients followed out to five months, all nine were responders as defined by >80 percent of serum uric acid levels being maintained at goal <6.0 mg/dL during the observation period.

•

Expanded Indication for RAVICTI®: The Company received U.S. Food and Drug Administration (FDA) approval in December to expand the age range for chronic management of urea cycle disorders to birth and older from the previous age range of two months of age and older.

•

Recent Business Development Initiatives: On Dec. 28, 2018, the Company sold the rights to RAVICTI and AMMONAPS® outside of North America and Japan to Medical Need Europe AB for $35 million. In addition, effective Jan. 1, 2019, the RAYOS® and LODOTRA® license and supply agreements were amended, including the transfer of LODOTRA to Vectura Group plc, the current third-party supplier. Beginning in 2019, the Company will no longer recognize revenue from RAVICTI and AMMONAPS sales outside of North America and Japan, or from sales of LODOTRA. AMMONAPS is known as BUPHENYL® and LODOTRA is known as RAYOS in the United States.

Research and Development Programs

Orphan Candidate and Program:

•

Teprotumumab: The pivotal Phase 3 confirmatory study, OPTIC, is evaluating teprotumumab for the treatment of TED, which has no FDA-approved treatments. OPTIC completed enrollment September of 2018, ahead of the year-end target, and top-line results are expected by the end of first-quarter 2019. OPTIC-X, a 48-week extension study in which participants may receive up to eight additional infusions of teprotumumab, continues to enroll patients. The objective of OPTIC-X is to evaluate the potential for retreatment as well as longer duration of treatment with teprotumumab.

Rheumatology Pipeline Candidates and Programs:

•

KRYSTEXXA Study in Kidney Transplant Patients: The Company plans to initiate a clinical trial in the second half of 2019 evaluating the effect of KRYSTEXXA on serum uric acid levels in kidney transplant patients with uncontrolled gout. Kidney transplant patients have more than a tenfold increase in the prevalence of gout when compared to the general population, and literature suggests that high serum uric acid levels are associated with organ rejection. Managing uncontrolled gout is one of the most common and significant unmet needs of kidney transplant patients.

•

KRYSTEXXA Immunomodulation Study: The Company is evaluating the use of methotrexate to enhance the response rate to KRYSTEXXA through its MIRROR (Methotrexate to Increase Response Rates in Patients with Uncontrolled GOut Receiving KRYSTEXXA) open-label study. Methotrexate, the immunomodulator most commonly used by rheumatologists, has been shown to reduce anti-drug antibodies when combined with other biologics. The Company is adapting MIRROR’s trial design to support the potential for registration, with enrollment expected to begin in the second quarter of 2019.

•

Next-generation Biologic Programs for Uncontrolled Gout: The Company is pursuing two development programs for next-generation biologics for uncontrolled gout, HZN-003 and PASylated uricase technology, to support and sustain the Company’s market leadership in uncontrolled gout. The programs are exploring the use of optimized uricase technology coupled with optimized PEGylation or PASylation technology, to improve the molecule’s half-life, with the potential for subcutaneous dosing.

•

Augmented Rheumatology Pipeline with HemoShear Collaboration: The Company is collaborating with HemoShear Therapeutics, LLC, a privately held biotechnology company, to discover and develop novel therapeutics for gout.

Fourth-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Net Sales: Fourth-quarter 2018 net sales were $355.5 million, an increase of 30 percent, driven by continued strong growth of the Company’s orphan and rheumatology segment.

•

Gross Profit: Under U.S. GAAP, the fourth-quarter 2018 gross profit ratio was 69.2 percent compared to 47.8 percent in the fourth quarter of 2017. The non-GAAP gross profit ratio in the fourth quarter of 2018 was 89.1 percent compared to 89.3 percent in the fourth quarter of 2017.

•

Operating Expenses: Research and development (R&D) expenses were 5.5 percent of net sales and selling, general and administrative (SG&A) expenses were 49.1 percent of net sales. Non-GAAP R&D expenses were 5.3 percent of net sales and non-GAAP SG&A expenses were 41.4 percent of net sales.

•	Income Tax Rate: In the fourth quarter of 2018, the income tax benefit rate on a GAAP basis was 114.7 percent and the income tax expense rate on a non-GAAP basis was 8.2 percent.

•	Net Income: On a GAAP basis in the fourth quarter of 2018, net income was $87.6 million. Fourth-quarter 2018 non-GAAP net income was $116.8 million.

•	Adjusted EBITDA: Fourth-quarter 2018 adjusted EBITDA was $151.1 million.

•

Earnings (Loss) per Share: On a GAAP basis in the fourth quarter of 2018, diluted earnings per share were $0.50 versus a diluted loss per share of $0.23 in the fourth quarter of 2017. Non-GAAP diluted earnings per share in the fourth quarter of 2018 and 2017 were $0.67 and $0.29, respectively. Weighted average shares outstanding used for calculating GAAP and non-GAAP diluted earnings per share in the fourth quarter of 2018 were 174.2 million.

Fourth-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

Orphan and Rheumatology Segment

(in millions except for percentages)	Q4 18	Q4 17	% Change	FY 18	FY 17	% Change
RAVICTI®	60.2	51.9	16	226.6	193.9	17
PROCYSBI®(1)	40.1	33.2	21	154.9	137.7	12
ACTIMMUNE®	27.5	26.8	3	105.6	111.0	(5)
BUPHENYL®	6.4	4.6	41	21.8	20.8	5
QUINSAIRTM(1)	0.2	0.1	17	0.5	3.4	(85)
Orphan	$134.4	$116.6	15	$509.4	$466.8	9
KRYSTEXXA®	83.3	43.8	90	258.9	156.5	65
RAYOS®	19.8	15.6	26	61.1	52.1	17
LODOTRA®	0.1	2.0	(97)	2.1	5.4	(62)
Rheumatology	$103.2	$61.4	68	$322.1	$214.0	50

Orphan and Rheumatology Net Sales	$237.6	$178.0	33	$831.5	$680.8	22

Orphan and Rheumatology Segment Operating Income	$84.8	$61.2	39	$290.0	$241.1	20

(1)

On Jun. 23, 2017, Horizon Pharma completed the divestiture of a European subsidiary that owned the marketing rights to PROCYSBI and QUINSAIR in Europe, the Middle East and Africa (EMEA) to Chiesi Farmaceutici S.p.A. Horizon Pharma retains marketing rights for the two medicines in the United States, Canada, Latin America and Asia. Horizon Pharma’s 2017 net sales of PROCYSBI and QUINSAIR in EMEA were $9.5 million.

•

Fourth-quarter 2018 net sales of the orphan and rheumatology segment were $237.6 million, an increase of 33 percent over the prior year’s quarter, driven by continued strong KRYSTEXXA growth as well as growth of RAVICTI, PROCYSBI® and RAYOS. Fourth-quarter 2018 orphan and rheumatology segment operating income was $84.8 million, an increase of 39 percent.

•	For the full-year 2018, KRYSTEXXA net sales of $258.9 million represented a 65 percent year-over-year increase, in line with the Company’s expectation.

•

On Dec. 28, 2018, the Company sold the rights to RAVICTI and AMMONAPS (AMMONAPS is known as BUPHENYL® and LODOTRA is known as RAYOS in the United States) outside of North America and Japan to Medical Need Europe AB for $35.0 million. In addition, effective Jan. 1, 2019, the RAYOS and LODOTRA license and supply agreements were amended, including the transfer of LODOTRA to Vectura Group plc, the current third-party supplier. Beginning in 2019, the Company will no longer recognize revenue from RAVICTI and AMMONAPS sales outside of North America and Japan, or from sales of LODOTRA.

Primary Care Segment

(in millions except for percentages)	Q4 18	Q4 17	% Change	FY 18	FY 17	% Change
PENNSAID® 2%	64.3	50.0	29	190.2	191.0	—
DUEXIS®	34.0	28.2	21	114.7	121.2	(5)
VIMOVO®	18.8	16.6	13	67.6	57.7	17
MIGERGOT®	0.8	1.4	(46)	3.6	5.5	(35)

Primary Care Net Sales	$117.9	$96.2	23	$376.1	$375.4	—

Primary Care Segment Operating Income	$66.2	$41.9	58	$160.4	$149.1	8

•	Fourth-quarter 2018 net sales of the primary care segment were $117.9 million and operating income was $66.2 million.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the fourth quarter of 2018, operating cash flow was $108.7 million. Non-GAAP operating cash flow was $115.1 million.

•	The Company had cash and cash equivalents of $958.7 million as of Dec. 31, 2018.

•

As of Dec. 31, 2018, the total principal amount of debt outstanding was $1.993 billion, which consisted of $818 million in senior secured term loans due 2024; $300 million senior notes due 2024; $475 million senior notes due 2023 and $400 million exchangeable senior notes due 2022. As of Dec. 31, 2018, net debt was $1.034 billion and our net-debt-to-last-12-months adjusted EBITDA leverage ratio was 2.3 times.

2019 Guidance

The Company expects full-year 2019 net sales to range between $1.23 billion and $1.25 billion and full-year 2019 adjusted EBITDA is expected to range between $440 million and $455 million, reflecting investment in preparation for the potential U.S. launch of teprotumumab and continued R&D pipeline programs to drive long-term growth.

Webcast

At 8 a.m. EDT / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon Pharma plc

Horizon Pharma plc is focused on researching, developing and commercializing innovative medicines that address unmet treatment needs for rare and rheumatic diseases. By fostering a growing pipeline of medicines in development and exploring all potential uses for currently marketed medicines, we strive to make a powerful difference for patients, their caregivers and physicians. For us, it’s personal: by living up to our own potential, we are helping others live up to theirs. For more information, please visit www.horizonpharma.com, follow us @HZNPplc on Twitter, like us on Facebook or explore career opportunities on LinkedIn.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon Pharma as non-GAAP financial measures. Horizon Pharma provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax rate, non-GAAP operating cash flow and net debt, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon Pharma’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon Pharma’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain from divestiture, gain from sale of assets, an upfront fee for a license of a patent, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, long-lived asset impairment charges, impacts of contingent royalty liability remeasurements and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon Pharma believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon Pharma’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2019 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon Pharma’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon Pharma as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon Pharma has not provided a reconciliation of its full-year 2019 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon Pharma’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon Pharma’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s full-year 2019 net sales and adjusted EBITDA guidance; expected financial performance and operating results in future periods; expected timing of clinical trials and regulatory submissions and decisions, including related to the Phase 3 clinical trial of and potential BLA submission for teprotumumab; expected expansion of Horizon Pharma’s rare disease medicine pipeline and the impact thereof; potential market opportunity for Horizon Pharma’s medicines and medicine candidates; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon Pharma’s actual future financial and operating results may differ from its expectations or goals; Horizon Pharma’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon Pharma’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates, such as teprotumumab, and existing medicines for new indications; risks related to acquisition integration and achieving projected benefits; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon Pharma operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s filings and reports with the SEC. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizonpharma.com	media@horizonpharma.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizonpharma.com	ray@gordonmrm.ie

Horizon Pharma plc

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Unaudited)
Net sales	$355,543	$274,219	$1,207,570	$1,056,231
Cost of goods sold	109,520	143,269	422,317	537,334

Gross profit	246,023	130,950	785,253	518,897

OPERATING EXPENSES:
Research and development	19,683	30,872	82,762	224,962
Selling, general and administrative	174,628	167,423	692,485	655,093
Impairment of long-lived assets	10,847	—	50,302	22,270
Gain on sale of assets	(30,385)	—	(42,688)	—

Total operating expenses	174,773	198,295	782,861	902,325

Operating income (loss)	71,250	(67,345)	2,392	(383,428)

OTHER EXPENSE, NET:
Interest expense, net	(29,771)	(31,226)	(121,692)	(126,523)
Foreign exchange loss	(111)	(427)	(192)	(260)
Gain on divestiture	—	299	—	6,267
Loss on debt extinguishment	—	(446)	—	(978)
Other (expense) income, net	(632)	309	346	588

Total other expense, net	(30,514)	(31,491)	(121,538)	(120,906)

Income (loss) before benefit for income taxes	40,736	(98,836)	(119,146)	(504,334)
Benefit for income taxes	(46,822)	(60,611)	(44,959)	(102,749)

Net income (loss)	$87,558	$(38,225)	$(74,187)	$(401,585)

Earnings (loss) per ordinary share—basic	$0.52	$(0.23)	$(0.45)	$(2.46)

Weighted average ordinary shares outstanding—basic	168,126,924	164,048,823	166,155,405	163,122,663

Earnings (loss) per ordinary share—diluted	$0.50	$(0.23)	$(0.45)	$(2.46)

Weighted average ordinary shares outstanding—diluted	174,230,711	164,048,823	166,155,405	163,122,663

Note: In the fourth quarter of 2018, we identified an error in the measurement of the contingent royalty liability calculation pertaining to the royalty end date for one of our medicines. The revision resulted in certain adjustments to the consolidated financial statements as of and for the year ended December 31, 2017, and the revised amounts are presented herein. Refer to our Annual Report on Form 10-K for the year ended December 31, 2018, for a detailed discussion of the revision.

Horizon Pharma plc

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	As of
	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$958,712	$751,368
Restricted cash	3,405	6,529
Accounts receivable, net	464,730	405,214
Inventories, net	50,751	61,655
Prepaid expenses and other current assets	70,828	43,402

Total current assets	1,548,426	1,268,168

Property and equipment, net	20,101	20,405
Developed technology, net	2,120,596	2,442,292
Other intangible assets, net	4,630	5,441
Goodwill	426,441	426,441
Deferred tax assets, net	3,148	3,470
Other assets	23,029	36,081

Total assets	$4,146,371	$4,202,298

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt—current portion	$—	$10,625
Accounts payable	30,284	34,681
Accrued expenses	205,593	175,697
Accrued trade discounts and rebates	457,763	501,753
Accrued royalties—current portion	63,363	65,328
Deferred revenues—current portion	4,901	6,885

Total current liabilities	761,904	794,969

LONG-TERM LIABILITIES:
Exchangeable notes, net	332,199	314,384
Long-term debt, net of current	1,564,485	1,576,646
Accrued royalties, net of current	285,374	279,316
Deferred revenues, net of current	—	9,713
Deferred tax liabilities, net	93,630	157,945
Other long-term liabilities	54,622	68,015

Total long-term liabilities	2,330,310	2,406,019

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 169,244,520 and 164,785,083 shares issued at December 31, 2018 and December 31, 2017, respectively, and 168,860,154 and 164,400,717 shares outstanding at December 31, 2018 and December 31, 2017, respectively	17	16
Treasury stock, 384,366 ordinary shares at December 31, 2018 and December 31, 2017	(4,585)	(4,585)
Additional paid-in capital	2,374,966	2,248,979
Accumulated other comprehensive loss	(1,523)	(983)
Accumulated deficit	(1,314,718)	(1,242,117)

Total shareholders’ equity	1,054,157	1,001,310

Total liabilities and shareholders’ equity	$4,146,371	$4,202,298

Horizon Pharma plc

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$87,558	$(38,225)	$(74,187)	$(401,585)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	69,161	70,217	275,729	283,244
Equity-settled share-based compensation	27,878	33,628	114,860	125,019
Royalty accretion	15,105	12,848	59,476	51,263
Impairment of long-lived assets	10,847	—	50,302	22,270
Amortization of debt discount and deferred financing costs	5,872	5,756	22,751	21,619
Deferred income taxes	(66,136)	(69,242)	(64,491)	(132,231)
Gain on sale of assets	(30,385)	—	(42,688)	—
Royalty liability remeasurement	1,027	16,538	(3,383)	13,004
Gain on divestiture	—	(299)	—	(2,934)
Acquired in-process research & development expense	—	10,402	—	159,171
Loss on debt extinguishment	—	445	—	978
Foreign exchange and other adjustments	92	54	332	(1,466)
Changes in operating assets and liabilities:
Accounts receivable	(73,757)	17,168	(59,697)	(84,444)
Inventories	2,378	24,889	10,280	108,371
Prepaid expenses and other current assets	10,213	9,545	(25,313)	5,110
Accounts payable	(34,712)	1,893	(4,593)	(16,521)
Accrued trade discounts and rebates	98,136	66,026	(44,028)	205,487
Accrued expenses and accrued royalties	(3,674)	(39,361)	(9,972)	(82,203)
Deferred revenues	(1,858)	698	(395)	4,468
Other non-current assets and liabilities	(9,038)	20,279	(10,440)	5,720

Net cash provided by operating activities	108,707	143,259	194,543	284,340

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	35,000	—	44,424	—
Payment related to license agreement	—	—	(12,000)	—
Purchases of property and equipment	(3,890)	(303)	(4,771)	(4,336)
Payments for acquisitions, net of cash acquired	—	1,598	—	(167,220)
Proceeds from divestiture, net of cash divested	—	299	—	69,371

Net cash provided by (used in) investing activities	31,110	1,594	27,653	(102,185)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of term loans	(818,026)	(847,874)	(845,749)	(1,622,749)
Net proceeds from term loans	818,026	845,744	818,026	1,693,512
Payment of contingent consideration	—	(20,000)	—	(20,000)
Proceeds from the issuance of ordinary shares in connection with warrant exercises	—	—	—	1,789
Proceeds from the issuance of ordinary shares through ESPP programs	3,900	3,226	8,610	7,082
Proceeds from the issuance of ordinary shares in connection with stock option exercises	7,219	405	16,972	2,167
Payment of employee withholding taxes relating to share-based awards	(1,573)	(893)	(14,455)	(6,533)
Repurchase of ordinary shares	—	—	—	(992)

Net cash provided by (used in) financing activities	9,546	(19,392)	(16,596)	54,276

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(692)	946	(1,380)	5,316

Net increase in cash, cash equivalents and restricted cash	148,671	126,407	204,220	241,747
Cash, cash equivalents and restricted cash, beginning of the year (1)	813,446	631,490	757,897	516,150

Cash, cash equivalents and restricted cash, end of the year (1)	$962,117	$757,897	$962,117	$757,897

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Pharma plc

Segment Net Sales and Operating Income – 2017 Historical Information (Unaudited)

(in millions)

	Q1 17	Q2 17	Q3 17	Q4 17	FY17
Segment Net Sales
Orphan and Rheumatology	$155.2	$172.1	$175.5	$178.0	$680.8
Primary Care	65.6	117.4	96.1	96.2	375.3
Segment Operating Income
Orphan and Rheumatology	$49.7	$64.7	$65.5	$61.2	$241.1
Primary Care	2.6	62.4	42.2	41.9	149.1

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP net income (loss)	$87,558	$(38,225)	$(74,187)	$(401,585)
Non-GAAP adjustments:
Depreciation	1,499	1,595	6,126	6,631
Amortization, accretion and step-up:
Intangible amortization expense	67,662	68,623	269,603	276,613
Accretion of royalty liabilities	15,105	12,848	59,565	51,263
Inventory step-up expense	99	23,492	17,312	119,151
Amortization of debt discount and deferred financing costs	5,872	5,756	22,752	21,619
Acquisition/divestiture-related costs	1,532	8,050	7,717	177,035
Restructuring and realignment costs	461	(20)	15,350	4,883
Share-based compensation	27,878	33,618	114,860	121,553
Impairment of long-lived assets	10,847	—	50,302	22,270
Litigation settlements	—	—	5,750	—
Drug substance harmonization costs	1,275	(47)	2,855	10,651
Fees related to term loan refinancings	854	1,106	937	5,220
Upfront and milestone payments related to license agreements	—	12,186	(10)	12,186
Charges relating to discontinuation of Friedreich’s ataxia program	(2,940)	4,458	(1,464)	239
Remeasurement of royalties for medicines acquired through business combinations	1,027	16,538	(3,383)	13,004
Gain on sale of assets	(30,385)	—	(42,688)	—
Royalties for medicines acquired through business combinations	(14,349)	(12,033)	(53,961)	(47,003)
Gain on divestiture	—	(299)	—	(6,267)
Loss on debt extinguishment	—	446	—	978

Total of pre-tax non-GAAP adjustments	86,437	176,317	471,623	790,026
Income tax effect of pre-tax non-GAAP adjustments	(55,729)	(14,781)	(45,393)	(118,704)
Other non-GAAP income tax adjustments	(1,499)	(74,939)	(37,392)	(74,939)

Total of non-GAAP adjustments	29,209	86,597	388,838	596,383

Non-GAAP Net Income	$116,767	$48,372	$314,651	$194,798

Non-GAAP Earnings Per Share:
Weighted average ordinary shares—Basic	168,126,924	164,048,823	166,155,405	163,122,663

Non-GAAP Earnings Per Share—Basic:
GAAP earnings (loss) per share—Basic	$0.52	$(0.23)	$(0.45)	$(2.46)
Non-GAAP adjustments	0.17	0.52	2.34	3.65

Non-GAAP earnings per share—Basic	$0.69	$0.29	$1.89	$1.19

Weighted average ordinary shares—Diluted
Weighted average ordinary shares—Basic	168,126,924	164,048,823	166,155,405	163,122,663
Ordinary share equivalents	6,103,787	2,807,459	5,393,514	2,582,576

Weighted average shares—Diluted	174,230,711	166,856,282	171,548,919	165,705,239

Non-GAAP Earnings Per Share—Diluted
GAAP earnings (loss) per share—Diluted	$0.50	$(0.23)	$(0.45)	$(2.46)
Non-GAAP adjustments	0.17	0.52	2.34	3.65
Diluted earnings per share effect of ordinary share equivalents	—	—	(0.06)	(0.01)

Non-GAAP earnings per share—Diluted	$0.67	$0.29	$1.83	$1.18

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP net income (loss)	$87,558	$(38,225)	$(74,187)	$(401,585)
Depreciation	1,499	1,595	6,126	6,631
Amortization, accretion and step-up:
Intangible amortization expense	67,662	68,623	269,603	276,613
Accretion of royalty liabilities	15,105	12,848	59,565	51,263
Amortization of deferred revenue	—	(224)	—	(860)
Inventory step-up expense	99	23,492	17,312	119,151
Interest expense, net (including amortization of debt discount and deferred financing costs)	29,771	31,226	121,692	126,523
Benefit for income taxes	(46,822)	(60,611)	(44,959)	(102,749)

EBITDA	$154,872	$38,724	$355,152	$74,987

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	1,532	8,050	7,717	177,035
Restructuring and realignment costs	461	(20)	15,350	4,883
Share-based compensation	27,878	33,618	114,860	121,553
Impairment of long-lived assets	10,847	—	50,302	22,270
Litigation settlements	—	—	5,750	—
Drug substance harmonization costs	1,275	(47)	2,855	10,651
Fees related to term loan refinancings	854	1,106	937	5,220
Upfront and milestone payments related to license agreements	—	12,186	(10)	12,186
Charges relating to discontinuation of Friedreich’s ataxia program	(2,940)	4,458	(1,464)	239
Remeasurement of royalties for medicines acquired through business combinations	1,027	16,538	(3,383)	13,004
Gain on sale of assets	(30,385)	—	(42,688)	—
Royalties for medicines acquired through business combinations	(14,349)	(12,033)	(53,961)	(47,003)
Gain on divestiture	—	(299)	—	(6,267)
Loss on debt extinguishment	—	446	—	978

Total of other non-GAAP adjustments	(3,800)	64,003	96,265	314,749

Adjusted EBITDA	$151,072	$102,727	$451,417	$389,736

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP operating income (loss)	$71,250	$(67,345)	$2,392	$(383,428)
Non-GAAP adjustments:
Depreciation	1,499	1,595	6,126	6,631
Amortization, accretion and step-up:
Intangible amortization expense	67,662	68,623	269,603	276,613
Accretion of royalty liabilities	15,105	12,848	59,565	51,263
Inventory step-up expense	99	23,492	17,312	119,151
Acquisition/divestiture-related costs	630	8,050	6,815	177,035
Restructuring and realignment costs	461	(20)	15,350	4,883
Share-based compensation	27,878	33,618	114,860	121,553
Impairment of long-lived assets	10,847	—	50,302	22,270
Litigation settlements	—	—	5,750	—
Drug substance harmonization costs	1,275	(47)	2,855	10,651
Fees related to term loan refinancings	854	1,106	937	5,220
Upfront and milestone payments related to license agreements	—	12,186	90	12,186
Charges relating to discontinuation of Friedreich’s ataxia program	(2,940)	4,458	(1,464)	239
Remeasurement of royalties for medicines acquired through business combinations	1,027	16,538	(3,383)	13,004
Gain on sale of assets	(30,385)	—	(42,688)	—
Royalties for medicines acquired through business combinations	(14,349)	(12,033)	(53,961)	(47,003)

Total of non-GAAP adjustments	79,663	170,414	448,069	773,696

Non-GAAP operating income	$150,913	$103,069	$450,461	$390,268

Orphan and Rheumatology segment operating income	84,761	61,190	290,014	241,135
Primary care segment operating income	66,152	41,879	160,447	149,133

Total segment operating income	$150,913	$103,069	$450,461	$390,268
Amortization of deferred revenue	—	(224)	—	(860)
Foreign exchange loss	(111)	(427)	(192)	(260)
Other income, net	270	309	1,148	588

Adjusted EBITDA	$151,072	$102,727	$451,417	$389,736

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Non-GAAP Gross Profit:
GAAP gross profit	$246,023	$130,950	$785,253	$518,897
Non-GAAP gross profit adjustments:
Depreciation	171	181	700	729
Intangible amortization expense	67,458	68,420	268,793	275,803
Accretion of royalty liabilities	15,105	12,848	59,565	51,263
Inventory step-up expense	99	23,492	17,312	119,151
Acquisition/divestiture-related costs	—	19	52	147
Share-based compensation	932	773	3,699	2,469
Drug substance harmonization costs	1,275	(47)	2,855	10,651
Charges relating to discontinuation of Friedreich’s ataxia program	(2,940)	4,458	(1,551)	1,744
Remeasurement of royalties for medicines acquired through business combinations	2,900	15,859	(1,510)	12,325
Royalties for medicines acquired through business combinations	(14,349)	(12,033)	(53,961)	(47,003)

Total of Non-GAAP adjustments	70,651	113,970	295,954	427,279

Non-GAAP gross profit	$316,674	$244,920	$1,081,207	$946,176

GAAP gross profit %	69.2%	47.8%	65.0%	49.1%
Non-GAAP gross profit %	89.1%	89.3%	89.5%	89.6%

GAAP cash provided by operating activities	$108,707	$143,259	$194,543	$284,340
Cash payments for acquisition/divestiture-related costs	1,065	9,898	8,815	54,019
Cash payments for restructuring and realignment costs	2,767	508	11,904	4,665
Cash payments for litigation settlements	—	—	5,750	32,500
Cash payments for upfront and milestone payments related to license agreement	—	—	175	—
Cash payments drug substance harmonization costs	1,718	205	7,661	5,249
Cash payments for discontinuation of Friedreich’s ataxia program	—	3,038	3,399	7,208
Cash payment for debt extinguishment	—	—	—	145
Cash payments relating to term loan refinancings	883	1,065	941	9,079

Non-GAAP operating cash flow	$115,140	$157,973	$233,188	$397,205

Horizon Pharma plc

Net Debt Reconciliation (Unaudited)

(in thousands)

	As of
	December 31, 2018	December 31, 2017
Long-term debt-current portion	$—	$10,625
Long-term debt, net of current	1,564,485	1,576,646
Exchangeable notes, net	332,199	314,384

Total Debt	1,896,684	1,901,655
Debt discount	87,038	108,054
Deferred financing fees	9,304	11,041

Total Principal Amount Debt	1,993,026	2,020,750
Less: cash and cash equivalents	958,712	751,368

Net Debt	$1,034,314	$1,269,382

Horizon Pharma plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q4 2018
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$40.8	$(46.8)	(114.9)%	$87.6	$0.50
Non-GAAP adjustments	86.4	57.2		29.2

Non-GAAP	$127.2	$10.4	8.2%	$116.8	$0.67

	Q4 2017
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(98.8)	$(60.6)	61.3%	$(38.2)	$(0.23)
Non-GAAP adjustments	176.3	89.7		86.6

Non-GAAP	$77.5	$29.1	37.7%	$48.4	$0.29

	YTD 2018
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(119.1)	$(45.0)	37.7%	$(74.1)	$(0.45)
Non-GAAP adjustments	471.6	82.8		388.8

Non-GAAP	$352.5	$37.8	10.7%	$314.7	$1.83

	YTD 2017
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(504.3)	$(102.7)	20.4%	$(401.6)	$(2.46)
Non-GAAP adjustments	790.0	193.6		596.4

Non-GAAP	$285.7	$90.9	31.8%	$194.8	$1.18

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2018

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long-Lived Assets	Gain on Sale of Assets	Interest Expense, Net	Other (Expense) Income , Net	Income Tax Benefit (Expense)
GAAP as reported	$(109,520)	$(19,683)	$(174,628)	$(10,847)	$30,385	$(29,771)	$(632)	$46,822
Non-GAAP Adjustments (in thousands):
Depreciation(1)	171	—	1,328	—	—	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(2)	67,458	—	204	—	—	—	—	—
Accretion of royalty liabilities(3)	15,105	—	—	—	—	—	—	—
Inventory step-up expense(4)	99	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	—	5,872	—	—
Acquisition/divestiture-related costs(6)	—	(171)	801	—	—	—	902	—
Restructuring and realignment costs(7)	—	(1,036)	1,497	—	—	—	—	—
Share-based compensation(8)	932	2,183	24,763	—	—	—	—	—
Impairment of long-lived assets(9)	—	—	—	10,847	—	—	—	—
Drug substance harmonization costs(11)	1,275	—	—	—	—	—	—	—
Fees related to term loan refinancings(12)	—	—	854	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(14)	(2,940)	—	—	—	—	—	—	—
Remeasurement of royalties for products acquired through business combinations(3)	2,900	—	(1,873)	—	—	—	—	—
Gain on sale of assets(15)	—	—	—	—	(30,385)	—	—	—
Royalties for medicines acquired through business combinations(3)	(14,349)	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(18)	—	—	—	—	—	—	—	(55,729)
Other non-GAAP income tax adjustments(19)	—	—	—	—	—	—	—	(1,499)

Total of non-GAAP adjustments	70,651	976	27,574	10,847	(30,385)	5,872	902	(57,228)

Non-GAAP	$(38,869)	$(18,707)	$(147,054)	$—	$—	$(23,899)	$270	$(10,406)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2017

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense, Net	Gain on Divestiture	Loss on Debt Extinguishment	Income Tax Benefit (Expense)
GAAP as reported	$(143,269)	$(30,872)	$(167,423)	$(31,226)	$299	$(446)	$60,611
Depreciation(1)	181	—	1,414	—	—	—	—
Amortization, accretion and step-up:						—
Intangible amortization expense(2)	68,420	—	203	—	—	—	—
Accretion of royalty liabilities(3)	12,848	—	—	—	—	—	—
Inventory step-up expense(4)	23,492	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	5,756	—	—	—
Acquisition/divestiture-related costs(6)	19	687	7,344	—	—	—	—
Restructuring and realignment costs(7)	—	—	(20)	—	—	—	—
Share-based compensation(8)	773	2,650	30,195	—	—	—	—
Drug substance harmonization costs(11)	(47)	—	—	—	—	—	—
Fees related to term loan refinancings(12)	—	—	1,106	—	—	—	—
Upfront and milestone payments related to license agreements(13)	—	12,186	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(14)	4,458	—	—	—	—	—	—
Remeasurement of royalties for products acquired through business combinations(3)	15,859	—	679	—	—	—	—
Royalties for medicines acquired through business combinations(3)	(12,033)	—	—	—	—	—	—
Gain on divestiture(16)	—	—	—	—	(299)	—	—
Loss on debt extinguishment(17)	—	—	—	—	—	446	—
Income tax effect on pre-tax non-GAAP adjustments(18)	—	—	—	—	—	—	(14,781)
Other non-GAAP income tax adjustments(19)	—	—	—	—	—	—	(74,939)

Total of non-GAAP adjustments	113,970	15,523	40,921	5,756	(299)	446	(89,720)

Non-GAAP	$(29,299)	$(15,349)	$(126,502)	$(25,470)	$—	$—	$(29,109)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2018

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long-Lived Assets	Gain on Sale of Assets	Interest Expense, Net	Other (Expense) Income, Net	Income Tax Benefit (Expense)
GAAP as reported	$(422,317)	$(82,762)	$(692,485)	$(50,302)	$42,688	$(121,692)	$346	$44,959
Non-GAAP Adjustments (in thousands):
Depreciation(1)	700	—	5,426	—	—	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(2)	268,793	—	810	—	—	—	—	—
Accretion of royalty liabilities(3)	59,565	—	—	—	—	—	—	—
Inventory step-up expense(4)	17,312	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	—	22,752	—	—
Acquisition/divestiture-related costs(6)	52	(237)	7,000	—	—	—	902	—
Restructuring and realignment costs(7)	—	696	14,654	—	—	—	—	—
Share-based compensation(8)	3,699	8,880	102,281	—	—	—	—	—
Impairment of long-lived assets(9)	—	—	—	50,302	—	—	—	—
Litigation settlements(10)	—	—	5,750	—	—	—	—	—
Drug substance harmonization costs(11)	2,855	—	—	—	—	—	—	—
Fees related to term loan refinancings(12)	—	—	937	—	—	—	—	—
Upfront and milestone payments related to license agreements(13)	—	90	—	—	—	—	(100)	—
Charges relating to discontinuation of Friedreich’s ataxia program(14)	(1,551)	87	—	—	—	—	—	—
Remeasurement of royalties for products acquired through business combinations (3)	(1,510)	—	(1,873)	—	—	—	—	—
Gain on sale of assets(15)	—	—	—	—	(42,688)	—	—	—
Royalties for medicines acquired through business combinations(3)	(53,961)	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(18)	—	—	—	—	—	—	—	(45,393)
Other non-GAAP income tax adjustments(19)	—	—	—	—	—	—	—	(37,392)

Total of non-GAAP adjustments	295,954	9,516	134,985	50,302	(42,688)	22,752	802	(82,785)

Non-GAAP	$(126,363)	$(73,246)	$(557,500)	$—	$—	$(98,940)	$1,148	$(37,826)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2017

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long-Lived Assets	Interest Expense, Net	Gain on Divestiture	Loss on Debt Extinguishment	Income Tax Benefit (Expense)
GAAP as reported	$(537,334)	$(224,962)	$(655,093)	$(22,270)	$(126,523)	$6,267	$(978)	$102,749
Non-GAAP Adjustments (in thousands):
Depreciation(1)	729	—	5,902	—	—	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(2)	275,803	—	810	—	—	—	—	—
Accretion of royalty liabilities(3)	51,263	—	—	—	—	—	—	—
Inventory step-up expense(4)	119,151	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	21,619	—	—	—
Acquisition/divestiture-related costs(6)	147	149,112	27,776	—	—	—	—	—
Restructuring and realignment costs(7)	—	—	4,883	—	—	—	—	—
Share-based compensation(8)	2,469	9,263	109,821	—	—	—	—	—
Impairment of long-lived assets(9)	—	—	—	22,270	—	—	—	—
Drug substance harmonization costs(11)	10,651	—	—	—	—	—	—	—
Fees related to term loan refinancings(12)	—	—	5,220	—	—	—	—	—
Upfront and milestone payments related to license agreements(13)	—	12,186	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(14)	1,744	(1,505)	—	—	—	—	—	—
Remeasurement of royalties for products acquired through business combinations (3)	12,325	—	679	—	—	—	—	—
Royalties for medicines acquired through business combinations(3)	(47,003)	—	—	—	—	—	—	—
Gain on divestiture(16)	—	—	—	—	—	(6,267)	—	—
Loss on debt extinguishment(17)	—	—	—	—	—	—	978	—
Income tax effect on pre-tax non-GAAP adjustments(18)	—	—	—	—	—	—	—	(118,704)
Other non-GAAP income tax adjustments(19)	—	—	—	—	—	—	—	(74,939)

Total of non-GAAP adjustments	427,279	169,056	155,091	22,270	21,619	(6,267)	978	(193,643)

Non-GAAP	$(110,055)	$(55,906)	$(500,002)	$—	$(104,904)	$—	$—	$(90,894)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS—NON-GAAP

(1)	Represents depreciation expense related to our property, equipment, software and leasehold improvements.

(2)

Intangible amortization expenses are associated with our intellectual property rights, developed technology and customer relationships related to ACTIMMUNE, BUPHENYL, KRYSTEXXA, LODOTRA, MIGERGOT, PENNSAID 2%, PROCYSBI, RAVICTI, RAYOS and VIMOVO.

(3)

Our accrued contingent royalty liabilities consist of contingent third-party royalty obligations that we assume when we acquire the rights to medicines. At the time of each acquisition, we assign a fair value to the contingent liability for royalties. On a quarterly basis, we evaluate the carrying amount of the liability and we remeasure, or adjust, the liability when anticipated royalty payments materially change. Any remeasurements of the contingent royalty liabilities are recorded as an increase in or reduction to cost of goods sold during the period. In addition, accretion expense on the contingent royalty liability is recorded in cost of goods sold. When we prepare our non-GAAP financial measures, we exclude the ongoing impacts of acquisition-related contingent royalty liabilities. We do this by excluding the impact of any remeasurement of contingent royalty liabilities and the royalty accretion expense. However, since we recorded a liability for contingent royalties in purchase accounting, when we exclude the remeasurement and royalty accretion expense, our non-GAAP financial measures would not include any impact of the royalties we are obligated to pay based on our current period net sales. Therefore, we also add back in our non-GAAP financial measures the actual royalty amount incurred based on the periods’ net sales for each of our medicines acquired through business combinations.

(4)	During the year ended Dec. 31, 2018, we recognized in cost of goods sold $17.3 million for inventory step-up expense primarily related to KRYSTEXXA inventory sold.

During the year ended Dec. 31, 2017, we recognized in cost of goods sold $78.3 million for inventory step-up expense related to KRYSTEXXA and MIGERGOT inventory sold and $40.8 million for inventory step-up expense related to PROCYSBI and QUINSAIR inventory sold.

(5)	Represents amortization of debt discount and deferred financing costs associated with our debt.

(6)	Represents expenses, including legal and consulting fees, incurred in connection with our acquisitions and divestitures.

(7)	Represents expenses, including severance costs and consulting fees, related to restructuring and realignment activities.

(8)

Represents share-based compensation expense associated with our stock option, restricted stock unit and performance stock unit grants to our employees and non-employees, our previous cash-settled long-term incentive plan and our employee stock purchase plan.

(9)

Impairment of long-lived assets during the year ended Dec. 31, 2018, primarily relates to the write-off of the book value of developed technology related to PROCYSBI in Canada and Latin America and LODOTRA.

Impairment of long-lived assets during the year ended Dec. 31, 2017 of $22.3 million relates to an impairment recorded following payment to Boehringer Ingelheim International for the acquisition of certain rights to interferon gamma-1b. This was presented in the “charges relating to the discontinuation of the Friedreich’s ataxia program” line item in the reconciliation of GAAP to non-GAAP measures during the year ended Dec. 31, 2017.

(10)	We recorded $5.8 million of expense during the year ended Dec. 31, 2018, for litigation settlements related to PENNSAID 2% and RAVICTI.

(11)

During the year ended Dec. 31, 2016, we entered into a definitive agreement to acquire certain rights to interferon gamma-1b, marketed as IMUKIN in an estimated thirty countries, primarily in Europe and the Middle East, or the IMUKIN purchase agreement. We already owned the rights to interferon gamma-1b marketed as ACTIMMUNE in the United States, Canada and Japan. In connection with the IMUKIN purchase agreement, we also committed to pay our contract manufacturer certain amounts related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance, or the harmonization program. At the time we entered into the IMUKIN purchase agreement and the harmonization program commitment was made, we had anticipated achieving certain benefits should the Phase 3 clinical trial evaluating ACTIMMUNE for the treatment of Friedreich’s ataxia, or FA, be successful. If the study had been successful and if U.S. marketing approval had subsequently been obtained, we had forecasted significant increases in demand for the medicine and the harmonization program would have resulted in significant benefits for us. Following the FA discontinuation, we determined that certain assets, including an upfront payment related to the IMUKIN purchase agreement, were impaired, and the costs under the harmonization program would no longer have benefit to us and should be expensed as incurred.

(12)	Represents arrangement and other fees relating to the refinancing of our term loans.

(13)

During the year ended Dec. 31, 2017, we incurred $12.2 million of upfront and milestone payments related to license agreements, primarily related to our agreement to license HZN-003, a rheumatology pipeline program with the objective of enhancing our leadership position in the uncontrolled gout market, from MedImmune for an upfront cash payment of $12.0 million.

(14)	During the year ended Dec. 31, 2018, we recorded a reduction to previously incurred charges relating to the FA discontinuation of $1.5 million.

During the year ended Dec. 31, 2017, we recorded charges relating to the FA discontinuation of $0.2 million.

(15)

During the year ended Dec. 31, 2018, we sold our rights to interferon gamma-1b in all territories outside the United States, Canada and Japan to Clinigen for cash proceeds of $9.5 million, with a potential additional contingent consideration payment, and we recorded a gain of $12.3 million. Additionally, during the year ended Dec. 31, 2018, we sold our rights to RAVICTI and AMMONAPS outside of North America and Japan to Medical Need Europe AB, and we recorded a gain of $30.4 million.

(16)

During the year ended Dec. 31, 2017, we completed the divestiture of a European subsidiary that owns the marketing rights to PROCYSBI and QUINSAIR in EMEA to Chiesi and in connection with this divestiture we recorded a gain of $6.3 million.

(17)

During the year ended Dec. 31, 2017, we entered into two refinancing amendments for our term loans. We accounted for a portion of the repayments under these refinancing amendments as a debt extinguishment and recorded a loss on debt extinguishment of $1.0 million in the consolidated statements of comprehensive loss, which reflected the write-off of the unamortized portion of debt discount and deferred financing costs previously incurred and a one percent prepayment penalty fee.

(18)

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

(19)

Other non-GAAP income tax adjustments during the year ended Dec. 31, 2017, reflect the provisional $74.9 million net benefit recorded following the enactment of the Tax Act, which net benefit included a $134.2 million tax benefit from the revaluation of our U.S. net deferred tax liability based on the revised U.S. federal tax rate of 21 percent, partially offset by the write-off of the $59.2 million deferred tax asset related to our U.S. interest expense carryforwards under Section 163(j) of the Code.

Following the issuance of Notice 2018-28 by the U.S. Treasury Department and the U.S. Internal Revenue Service during the year ended Dec. 31, 2018, and in accordance with the measurement period provisions under SAB 118, we reinstated the deferred tax asset related to our U.S. interest expense carry forwards under Section 163(j) based on the revised U.S. federal tax rate of 21 percent. The impact of the deferred tax asset reinstatement in accordance with SAB 118 was a $37.4 million increase to our benefit for income taxes and a corresponding decrease to the U.S. group net deferred tax liability position.